EXHIBIT 10.3

LIMITED GUARANTY OF RECOURSE OBLIGATIONS

THIS LIMITED GUARANTY OF RECOURSE OBLIGATIONS (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Guaranty”) is entered into as of November 7, 2025, by medalist diversified holdings, l.p., a Delaware limited partnership, having an address of 6614 Three Chopt Road, Richmond, VA 23226 (together with its successors and permitted assigns, “Guarantor”), for the benefit of PINNACLE BANK, a Tennessee bank, having an address of 21 Platform Way S., Suite 2300, Nashville, TN 37203 (together with its successors and assigns, “Lender”).

RECITALS

A.MDRR XXV DST 1, a Delaware statutory trust (“Borrower”), has become indebted, and may from time to time be further indebted, to Lender with respect to a loan in the original principal amount of Seven Million Seven Hundred Ten Thousand and No/100 Dollars ($7,710,000.00) (the “Loan”), as evidenced by that certain Promissory Note, dated as of the date hereof, made by Borrower in favor and payable to the order of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”), which Loan is secured by the Security Instrument, as defined in that certain Loan Agreement entered into between Borrower and Lender (the “Loan Agreement”), and further evidenced, secured or governed by any other instruments and documents executed in connection with the Loan.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement or other applicable Loan Documents.
B.The Security Instrument encumbers that certain real estate located at 312 East Nine Mile Road, Unit 34, Pensacola, Florida 32514, as more particularly described on the Schedule A of the Security Instrument (the “Property”).
C.Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).
D.Guarantor is the owner of direct or indirect interests in Borrower, and, therefore, Guarantor will directly benefit from Lender making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1
NATURE AND SCOPE OF GUARANTY
Section 1.1Guaranty of Obligations.  Subject to the terms and conditions hereof, Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.
Section 1.2Definition of Guaranteed Obligations.
1.2.1Limited Recourse Liability for Loan. Guarantor hereby assumes liability as a primary obligor for, hereby unconditionally guarantees payment to Lender of, hereby agrees to pay, protect, defend and save Lender harmless from and against, and hereby indemnifies Lender from and against, any and all liabilities, obligations, actual out-of-pocket losses, damages (excluding lost profits, diminution in value and other consequential, exemplary, special, or punitive damages) (unless Lender is required to pay any such consequential, special or punitive damages to a third party) costs and expenses (including, without limitation, reasonable fees for outside counsel), causes of action, suits, claims, demands and judgments, of any nature or description whatsoever, which may at any time be imposed upon, incurred by or awarded against Lender as a result of any of the following:
(i)fraud or intentional misrepresentation by Borrower, any SPE Component Entity, Principal or Guarantor in connection with the Loan;
(ii)the gross negligence or willful misconduct of Borrower, any SPE Component Entity, Principal or Guarantor;
(iii)material physical waste to the Property caused by the acts or omissions of any Borrower Party and/or the removal or disposal of any portion of the Property after an Event of Default;
(iv)the removal or disposal of any portion of the Property after an Event of Default, unless any personal property that is removed or disposed of is replaced with personal property of the same utility and the same or greater value;
(v)the misappropriation, misapplication or conversion by Borrower, any SPE Component Entity, Principal or Guarantor of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to the Property, (B) any Awards received in connection with a Condemnation of all or a portion of the Property, (C) any Rents and Profits following an Event of Default, or (D) any rents paid more than one month in advance;
(vi)failure to pay Impositions, charges for labor or materials or other charges that can create liens on any portion of the Property in accordance with the terms and provisions of the Loan Documents; provided that there shall be no personal liability under this Section 1.2.1(vi) to the extent that amounts have been deposited with Lender into the Tax and Insurance Reserve Account sufficient to pay such costs pursuant to the Loan Agreement, Lender’s access to such funds is not restricted, and the same are not applied toward payment of such costs in violation of the terms of the Loan Documents;
(vii)failure to pay Insurance Premiums, to maintain the Policies in full force and effect and/or to provide Lender evidence of the same, in each case, as expressly provided in the Loan Documents; provided that there shall be no personal liability under this Section 1.2.1(vii) to the extent that amounts have been deposited with Lender into the Tax and Insurance Reserve Account sufficient to pay such Insurance Premiums pursuant to the Loan Agreement, Lender’s access to such funds is not restricted, and the same are not applied toward payment of such costs in violation of the terms of the Loan Documents;
(viii)any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;
(ix)any tax on the making and/or recording of the Security Instrument, the Note or any of the other Loan Documents or any transfer or similar taxes (whether due upon the making of the same or upon Lender’s exercise of its remedies under the Loan Documents), but excluding any income, franchise or other similar taxes;
(x)Borrower fails to comply with any Cash Management Provisions or fails to appoint a new property manager upon the request of Lender or fails to comply with any limitations on instructing the property manager, each as required by and in accordance with, as applicable, the terms and provisions of, the Loan Agreement and the other Loan Documents;
(xi)if Borrower, Guarantor or any Affiliate of Borrower or Guarantor files any litigation or other legal proceeding to contest, impedes, delays or opposes the exercise by Lender of any enforcement actions, remedies or other rights it has under or in connection with the Loan Agreement or the other Loan Documents; provided that neither Borrower nor Guarantor shall be liable to the extent of any applicable loss, damage, cost, expense, liability, claim or other obligation arising solely from a defense of Borrower, Guarantor or any Affiliate of Borrower or Guarantor raised in good faith;
(xii)the delivery of any financial statement required under the Loan Agreement prepared by an in-house accountant of Borrower or Guarantor or another Affiliate of Borrower or Guarantor that is false or misleading in any material respect or otherwise contains a material misstatement or inaccuracy, regardless of whether such misstatement or inaccuracy was fraudulent, intentional or negligent;
(xiii)the filing of an action for partition of Borrower or the Property by any Beneficial Owner;
(xiv)the failure of Borrower to comply with applicable state laws relating to Borrower’s status as a statutory trust;
(xv)the termination, amendment or modification of the Trust Agreement made without Lender’s prior written consent, except in connection with a Conversion pursuant to the Loan Agreement;

(xvi)the failure of Borrower or Trust Manager to comply with any term of the Trust Agreement;
(xvii)any tax consequences to any Beneficial Owner resulting from the dissolution or Conversion of Borrower;
(xviii)any determination that the beneficial interests in Borrower are not eligible replacement property for a tax-deferred exchange of property under Section 1031 of the Code pursuant to Revenue Ruling 2004-86, including, without limitation, any resulting claims by individuals members or holders of such beneficial interests;
(xix)any violation of, or misrepresentation in, the provisions of Section 3.36 or Section 3.37 of the Loan Agreement;
(xx)any violation or breach of any representation, warranty, covenant or other provision contained in Section 3.6 or Section 4.13 of the Loan Agreement; or
(xxi)any cancellation, termination, amendment or modification of any Lease, or failure to enforce the terms and provisions of any Lease, or waiver of any provision of any Lease, in each case by Borrower and without Lender’s prior written consent.
1.2.2Full Recourse Liability for Loan. In addition to, and without limiting the generality of, the foregoing Section 1.2.1, and notwithstanding anything to the contrary set forth in this Guaranty or in any of the other Loan Documents, Guarantor hereby acknowledges and agrees that the Obligations shall be fully recourse to Guarantor in the event that:
(i)in the event of: (1) Borrower, any SPE Component Entity, or any Person that Controls Borrower (“Principal”) filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (2) the filing of an involuntary petition against Borrower or any SPE Component Entity under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower, any SPE Component Entity, Principal or Guarantor colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or any SPE Component Entity from any Person; (3) Borrower, any SPE Component Entity, or Principal filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (4) Borrower, any SPE Component Entity or Principal, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any SPE Component Entity, or any portion of the Property; or (5) Borrower or any SPE Component Entity making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (6) Borrower fails to cause a Conversion to occur as and when required pursuant to Section 4.27 of the Loan Agreement;

(ii)in the event of any violation or breach of any representation, warranty, covenant or other provision contained in Section 3.19, Section 4.21 or Section 7.1 of the Loan Agreement;
(iii)the Property or any portion thereof or interest therein becomes an asset in a bankruptcy or insolvency proceeding that is not dismissed within sixty (60) days (other than a bankruptcy or insolvency proceeding filed by Lender or its affiliates);
(iv)the first Monthly Debt Service Payment under the Note is not paid in full when due;
(v)Borrower fails to obtain Lender’s prior consent to any indebtedness (in excess of unsecured trade payables incurred in the ordinary course of business) for borrowed money that is secured by the Property or any interest therein and/or by a pledge of direct or indirect interests in Borrower, in each case in violation of the Loan Documents; or
(vi)excepting ordinary trade payables, the voluntary granting of a lien, claim or any other type encumbrance against the Property securing the repayment of indebtedness or otherwise that is prohibited by the terms of the Loan Documents, or the collusion with or acquiescence to such a lien, claim or other encumbrance.
1.2.3The obligations of Guarantors set forth in Subsections 1.2.1 and 1.2.2 of this Section 1.2, as and to the extent set forth in said Subsections, are hereinafter collectively referred to as the “Guaranteed Obligations.”
1.2.4Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents.
1.2.5Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Guarantor shall not be liable for Excluded Swap Obligations.  As used herein, the defined term “Excluded Swap Obligations” means any Swap Obligation if, and to the extent that, all or a portion of the guarantee hereby of such Swap Obligation (defined below) is or becomes illegal under the Commodity Exchange Act (defined below) or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of  failure for any reason for Guarantor to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee hereof becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which the guarantee hereby is or becomes illegal. “Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Section 1.3Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance of the Guaranteed Obligations and not a guaranty of collection.  This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor.  The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations.  This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment, sale, pledge, transfer, participation or negotiation of all or part of the Note.
Section 1.4Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against Lender or against payment of the Guaranteed Obligations (except a defense of payment or performance available to Borrower), whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
Section 1.5Payment by Guarantor.  If all or any part of the Guaranteed Obligations shall not be paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, within ten (10) days after written demand therefor by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
Section 1.6Commercial Purpose of Loan; Use of Loan Proceeds. Guarantor further represents, warrants and/or acknowledges that the proceeds of the Loan will be used solely for business and commercial purposes and not at all for any personal, family, household, or other noncommercial or farming or agricultural purposes, and that the Property is not the principal or secondary residence of (i) any Guarantor, or (ii) any person who has a direct or indirect ownership interest in Borrower. Guarantor acknowledges that Lender is making the Loan to Borrower in reliance upon the foregoing representations / acknowledgements, which shall survive the closing of the Loan and repayment of amounts due to Lender under the Note and Security Instrument.
Section 1.7No Duty To Pursue Others.  It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations.  Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
Section 1.8Waivers.
1.8.1Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Security Instrument, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other document arising under the Loan Documents or in connection with the Property, (v) the occurrence of (A) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender’s transfer, sale, assignment, pledge, participation or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender and, generally, except as expressly provided herein or in the other Loan Documents, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.  Notwithstanding the foregoing, Lender shall endeavor to provide separate notice to Guarantor for item (v) above, provided that such notice may be in the form of electronic means.
1.8.2Guarantor understands and acknowledges that the consumer protection laws applicable to consumer loans, including, but not limited to, the Truth in Lending Act (15 U.S.C. § 1601 et seq.), Real Estate Settlement Procedures Act (12 U.S.C. § 2601 et seq.), Gramm-Leach Bliley Act (15 U.S.C. §§ 6802-6809), Secure and Fair Enforcement Mortgage Licensing Act (12 U.S.C. § 5601 et seq.), Homeowners Protection Act (12 U.S.C. § 4901 et seq.), and the Electronic Fund Transfers Act (15 U.S.C. § 1693 et seq.), and their related implementing regulations, shall not apply to the underlying Loan transaction.
Section 1.9GUARANTOR HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE LOAN IS A COMMERCIAL TRANSACTION AND GUARANTOR HEREBY WAIVES SUCH RIGHTS AS IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS PERTAINING TO THE EXERCISE BY LENDER OF SUCH RIGHTS AS LENDER MAY HAVE INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGMENT REMEDIES AND/OR TO DEPRIVE GUARANTOR OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF GUARANTOR’S PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST GUARANTOR. GUARANTOR FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE LENDER TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY THE LENDER AND WAIVES ANY OBJECTION TO THE ISSUANCE OF SUCH PREJUDGMENT REMEDY BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS TO ANY ACTION BROUGHT BY

THE LENDER.  FURTHER, THE GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL PRESENT AND FUTURE VALUATION, APPRAISAL, HOMESTEAD, EXEMPTION, STAY REDEMPTION AND MORATORIUM LAWS. Payment of Expenses.  In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within ten (10) days after written demand therefor by Lender, pay Lender all out-of-pocket costs and expenses (including court costs and reasonable fees of outside counsel) actually incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder, together with interest thereon at the Default Rate as defined in the Loan Agreement if unpaid within thirty (30) days after demand.  The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.
Section 1.10Effect of Bankruptcy.  In the event that pursuant to any Insolvency Law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect.  It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.
Section 1.11Waiver of Subrogation, Reimbursement and Contribution.  Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower for any payment made by Guarantor under or in connection with this Guaranty or otherwise, prior to the ninety first (91st) day after indefeasible payment and discharge in full of the Indebtedness.
Section 1.12Borrower.  The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower, as permitted under the Loan Documents.
Section 1.13Termination.  Subject to Section 5.14 below, this Guaranty will automatically terminate upon repayment of the Indebtedness in full.  Lender shall use commercially reasonable efforts to promptly, upon request, execute and deliver to Guarantor any instrument reasonably requested by Guarantor to evidence such termination, provided that no such documentation shall be required to effectuate any such termination.

ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Subject to applicable law and subject to Section 1.13 above, Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1Modifications/Sales.  Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Security Instrument, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations, or any sale, assignment or foreclosure of the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any sale or transfer of the Property, or any failure of Lender to notify Guarantor of any such action.
Section 2.2Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.
Section 2.3Condition of Borrower or Guarantor.  The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor, or any other person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.
Section 2.4Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by any applicable law or legal requirements, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) that render the Guaranteed Obligations wholly or partially uncollectible from Borrower (except a defense of payment or performance), (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Security Instrument, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.
Section 2.5Release of Obligors.  Any full or partial release of the liability of Borrower for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other party now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties (including Borrower) will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.
Section 2.6Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
Section 2.7Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
Section 2.8Care and Diligence.  The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
Section 2.9Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.
Section 2.10Representation.  The accuracy or inaccuracy of the representations and warranties made by Guarantor herein or by Borrower in any of the Loan Documents.
Section 2.11Offset.  The Note, the Guaranteed Obligations and the liabilities and obligations of the Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations (except a defense of payment or performance), whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
Section 2.12Merger.  The reorganization, merger or consolidation of Borrower or Guarantor into or with any other party that is not a Permitted Transfer under the Loan Agreement.
Section 2.13Preference.  Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other party.
Section 2.14Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and to extend credit to Borrower, Guarantor represents and warrants to Lender on and as of the date hereof as follows:

Section 3.1Benefit.  Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
Section 3.2Familiarity and Reliance.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
Section 3.3No Representation by Lender.  Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.
Section 3.4Guarantor’s Financial Condition.  As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is and intends to remain solvent and has and intends to have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and intends to have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations. The most recent financial statements of Guarantor, copies of which statements have been furnished to Lender, fairly present the financial condition of Guarantor as of such dates in accordance with generally accepted accounting principles applied on a consistent basis, and since the date of each of such financial statements, there has been no material adverse change in such condition or operations.
Section 3.5Legality.  The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not, in any material respect, contravene or conflict with any applicable law, statute or regulation of any court or governmental agency or body having jurisdiction over Guarantor (except for such violations that would not reasonably be expected to result in a material adverse effect on the financial condition of Guarantor, Borrower or the Property) or constitute a material default under, or result in the breach of, any indenture, Security Instrument, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor (except for such violations that would not reasonably be expected to result in a material adverse effect on the financial condition of the Guarantor, Borrower, Guarantor’s and Borrower’s ability to perform its obligations under the Loan Documents and/or the Property).  This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other rights and to general equity principles. All authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of this Guaranty, or in connection with the performance of Guarantor’s obligations hereunder, if any, have been obtained as required hereunder or by law.
Section 3.6No Lawsuits. There are no actions, suits or proceedings pending, or to the knowledge of Guarantor, threatened against or affecting the Guarantor or the properties of Guarantor before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to Guarantor, would have a material adverse effect on the financial condition, properties or operations of Guarantor.
Section 3.7No 3rd Party Agreements. Guarantor is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other restriction that would have a material adverse effect on the ability of Guarantor to carry out Guarantor’s obligations under this Guaranty.
Section 3.8Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof for so long as any amount remains owing to Lender under the Loan Documents.
ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS
Section 4.1Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the party or parties in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations.  So long as any portion of the Indebtedness or the Guaranteed Obligations remain outstanding, Guarantor shall not receive or collect, directly or indirectly, from Borrower any amount upon the Guarantor Claims.
Section 4.2Claims in Bankruptcy.  In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceeding involving Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Guarantor hereby assigns such dividends and payments to Lender.  Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.
Section 4.3Payments Held in Trust.  Notwithstanding anything to the contrary in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.
Section 4.4Liens Subordinate.  Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach.  Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, Security Instrument, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.  The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower or Guarantor transferring any of its assets to any Person other than Lender.

ARTICLE 5
MISCELLANEOUS
Section 5.1Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Lender hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
Section 5.2Notices.  All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its set forth in the preamble herein, or to such other addresses as such party may hereafter specify in accordance with the provisions of this Section 5.2.  Any Notice shall be deemed to have been received: (a) on the date of delivery if such is mailed, if sent by registered or certified mail, (b) on the date of delivery by hand, if delivered during business hours on a business day (otherwise on the next business day), and (c) on the date of delivery if sent by an overnight commercial courier, in each case addressed to the parties. Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 5.2.  Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery.  Notice for any party may be given by its respective counsel.  Additionally, Notice from Lender may also be given by its servicer of the Loan.
Section 5.3Governing Law; Submission to Jurisdiction.
5.3.1Governing Law. This Guaranty shall be governed and construed in accordance with the laws of the State of Tennessee.
5.3.2Jurisdiction. The undersigned agrees to submit to personal jurisdiction in the State of Tennessee in any action or proceeding arising out of this Guaranty and, in furtherance of such agreement, the undersigned hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over the undersigned in any such action or proceeding may be obtained within or without the jurisdiction of any court located in Davidson County, Tennessee and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon the undersigned by registered mail to or by personal service at the last known address of the undersigned, whether such address be within or without the jurisdiction of any such court.

Section 5.4Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 5.5Amendments.  This Guaranty may be amended only by an instrument in writing executed by the party against whom such amendment is sought to be enforced.
Section 5.6Parties Bound; Assignment; Joint and Several.  This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.  Lender may sell, assign, pledge, participate, transfer or delegate, as applicable to one or more Persons all or a portion of its rights and obligations under this Guaranty in connection with any assignment, sale, pledge, participation or transfer of the Loan and the Loan Documents.  Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty.  Guarantor shall not have the right to delegate, assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment, delegation or transfer without such consent shall be null and void.  If Guarantor consists of more than one Person or party, the obligations and liabilities of each such Person or party hereunder shall be joint and several.
Section 5.7Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
Section 5.8Recitals.  The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
Section 5.9Counterparts.  To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
Section 5.10Rights and Remedies.  If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 5.11Entirety.  THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.
Section 5.12Waiver of Right to Trial By Jury.  GUARANTOR HEREBY, AND LENDER BY ACCEPTANCE HEREOF, EACH AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE SECURITY INSTRUMENT, THE LOAN AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF GUARANTOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH OF GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.
Section 5.13Reinstatement in Certain Circumstances.  If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
Section 5.14Enforceability.  Guarantor hereby acknowledges that: (i) the obligations undertaken by Guarantor in this Guaranty are complex in nature, (ii) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, (iii) as part of Lender's consideration for entering into this transaction, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (iv) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.  Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, (ii) the circumstances under which such defenses may arise, (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, this Guaranty has been duly executed by Guarantor as of the date first above written.

GUARANTOR: MEDALIST DIVERSIFIED HOLDINGS, L.P., a Delaware limited partnership By: /s/ C. Brent Winn, Jr. Name: C. Brent Winn, Jr. Its: Chief Financial Officer

Limited Guaranty – Signature Page